UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2021

GCP Applied Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-37533	47-3936076
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

62 Whittemore Avenue Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 876-1400

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 30, 2021, the Board of Directors of GCP Applied Technologies Inc. (the “Company”) approved a business restructuring and repositioning plan (the “2021 Plan”). The 2021 Plan is focused on the Company’s relocation of its corporate headquarters to the Atlanta, Georgia area; the closure of its Cambridge, Massachusetts campus; the build-out of a new global research and development (“R&D”) center near the Boston/Cambridge area, as well as the consolidation of other regional facilities and offices, including an organizational redesign which is expected to lower costs. The Company expects to incur total pre-tax costs in connection with the 2021 Plan of approximately $19 million, which includes approximately $2 million of repositioning costs and an additional $8 million to $9 million of asset write-offs mainly due to facility, equipment and lease termination charges. In addition, the Company expects to incur approximately $6 million of capital expenditures mostly related to the build-out of the global R&D facility, corporate headquarters and information technology infrastructure associated with the relocation.

Approximately $13 million to $15 million of the estimated pretax restructuring and repositioning costs represent employee severance and other employee-related costs and approximately $5 million represent office and facility consolidation and other associated costs. The repositioning costs of approximately $2 million are related mainly to employee recruitment and other related costs. The Company expects substantially all of the restructuring and repositioning costs and capital expenditures associated with the 2021 Plan to be settled in cash in the aggregate amount of approximately $24 million to $26 million.

The Company expects to realize total pre-tax cost structure savings associated with the 2021 Plan of approximately $13 million to $15 million mostly in general, administrative and oveırhead costs, with most of the savings occurring in 2022. These savings are expected to benefit both the Specialty Construction Chemicals and Specialty Building Materials operating segments and result in overall general administrative and overhead cost reductions. The Company expects substantially all of the restructuring actions under the 2021 Plan to be complete by the end of June 2022.

Cautionary Statement Concerning Forward-Looking Statements

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates”, “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected: financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities; benefits from new technology; and cost reduction initiatives. GCP is subject to various risks and uncertainties that could cause its actual results to differ materially from those contained in forward-looking statements, including, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; new product introductions and other growth initiatives; acquisitions and divestitures of assets; GCP’s outstanding indebtedness, including debt covenants and interest rate exposure; GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships, including with customers and suppliers; employee retention; and compliance with environmental laws. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which have been filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Item 8.01.	Other Events.

On March 31, 2020, the Company issued a press release titled “GCP Announces Organization Changes and Restructuring to Improve Performance.” A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release issued by GCP Applied Technologies, dated March 31, 2021.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.
(Registrant)

	By	/s/ Michael W. Valente
Michael W. Valente
Vice President, General Counsel & Secretary

Dated: March 31, 2021